Exhibit 99.1

News Release 3751 Grissom Parkway, Suite 100 Myrtle Beach, SC 29577 843.626.2265
Banking Should Always Be This Easy.

Contact:	Walt Standish, President and Chief Executive Officer
843.916.7813
Gary Austin, Executive Vice President and Chief Financial Officer
843.916.7806
Beach First Announces Second Quarter Results
Myrtle Beach, SC, July 23, 2009 — Beach First National Bancshares, Inc., parent of Beach First National Bank (NASDAQ: BFNB) has announced its second quarter and year to date 2009 results.
Walt Standish, president and chief executive officer, stated, “During the second quarter, our financial performance continued to be affected by the decline in real estate values in the markets we serve. The largest impact on our financial performance resulted from a 34% increase in our allowance for loan losses over first quarter 2009. We recognize that the remainder of the year will be challenging for Beach First, as real estate values remain at historically low levels.”
“Despite the economic difficulties, Beach First continues to attract new customers to the bank by offering innovative products and exemplary service. We have grown our local business and consumer deposits and also announced our new lock box service for business customers. In addition, our mortgage lending division recorded its second consecutive quarter of record performance, as we continue to meet borrowing needs in this difficult economy,” Standish said.
For the three months ended June 30, 2009, the company recorded a net loss of $4,860,754 or ($1.00) per diluted share. The largest factor was a provision for loan loss expense of $6.4 million in the second quarter.
Standish said, “We are seeing positive factors at work in the local economy as the tourism markets in the Grand Strand and Hilton Head Island areas appear to be weathering the difficult economic circumstances. Evidence now indicates that the first 60 days of the prime tourist season have been much better than expected, with occupancy levels that are higher this year than in 2008.”
Additional Financial Data
•	The Company ended the second quarter of 2009 with a Tier 1 Capital to average assets ratio of 7.01% and with a Total Capital to risk weighted assets ratio of 10.73%.

•	Total deposits were $574.1 million at the end of the second quarter 2009.

•	Total loans were $558.8 million at the end of the second quarter 2009.

•	The loan loss reserve stands at 2.43% of portfolio loans.

•	Book value per share stood at $8.17 per share at June 30, 2009.

•	Beach First has not held and does not hold any Fannie Mae or Freddie Mac stock.

•	Beach First has not held and does not hold any subprime mortgages or any subprime mortgage backed securities.
(M O R E)

Beach First Announces Second Quarter Results	P. 2
Beach First National Bank is a $688.3 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to Beach First’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in Beach First’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) the risk that the preliminary financial information reported herein by Beach First and the current preliminary analysis of Beach First will be different when the Beach First review is finalized; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company. Additional factors that could cause Beach First’s results to differ materially from those described in the forward-looking statements can be found in Beach First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. Beach First does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2009	2008	2008
	(unaudited)	(audited)	(unaudited)
Assets
Cash and due from banks	$9,416,829	$4,830,112	$10,473,167
Short-term investments	730,196	1,469,273	3,087,016
Federal funds sold	18,663,000	5,111,000	—

Total cash and cash equivalents	28,810,025	11,410,385	13,560,183
Investment securities	81,545,530	70,594,811	69,059,993

Portfolio loans, net of unearned	536,855,345	551,156,821	553,385,016
Allowance for loan losses (ALL)	(13,034,291)	(8,642,651)	(7,646,053)

Portfolio loans, net of ALL	523,821,054	542,514,170	545,738,963

Mortgage loans held for sale	21,966,286	7,210,088	6,528,090
Federal Reserve Bank stock	1,119,000	1,014,000	984,000
Federal Home Loan Bank stock	3,660,600	3,545,100	3,545,100
Premises and equipment, net	15,075,040	15,624,792	16,089,907
Cash value of life insurance	3,741,947	3,674,106	3,616,025
Investment in BFNB Trusts	310,000	310,000	310,000
OREO and repossessed assets	5,064,325	3,111,741	2,365,000
Other assets	12,498,417	9,806,424	7,720,769

Total assets	$697,612,224	$668,815,617	$669,518,030

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest bearing deposits	$29,798,351	$24,628,632	$37,345,807
Interest bearing deposits	544,338,588	508,730,077	491,735,048

Total deposits	574,136,939	533,358,709	529,080,855
Advances from Federal Home Loan Bank	55,000,000	55,000,000	55,000,000
Federal funds purchased	—	—	7,383,200
Other borrowings and repurchase agreements	12,979,509	16,165,022	10,937,468
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,605,626	4,263,797	3,706,225

Total liabilities	$658,032,074	$619,097,528	$616,417,748

Shareholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at June 30, 2009, December 31, 2008, and at June 30, 2008	4,845,018	4,845,018	4,845,018
Paid-in capital	29,522,583	29,513,166	29,503,750
Retained earnings	5,056,241	14,875,309	19,803,645
Accumulated other comprehensive income (loss)	156,308	484,596	(1,052,131)

Total shareholders’ equity	39,580,150	49,718,089	53,100,282

Total liabilities and shareholders’ equity	$697,612,224	$668,815,617	$669,518,030

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Interest and fees on loans	$15,268,352	$19,463,997	$7,489,393	$9,304,543
Investment securities	1,613,731	1,906,342	799,375	907,898
Fed funds sold and short term investments	22,723	86,885	15,461	15,283
Other	5,907	9,445	2,705	4,133

Total interest income	16,910,713	21,466,669	8,306,934	10,231,857

Interest expense
Deposits	8,512,734	9,631,937	4,145,632	4,543,330
Advances from the FHLB, federal funds purchased and other borrowings	1,296,883	1,480,042	644,156	728,589
Junior subordinated debentures	196,464	311,726	89,972	137,348

Total interest expense	10,006,081	11,423,705	4,879,760	5,409,267

Net interest income	6,904,632	10,042,964	3,427,174	4,822,590

Provision for loan losses	14,900,000	1,314,000	6,400,000	568,000

Net interest income after provision for loan losses	(7,995,368)	8,728,964	(2,972,826)	4,254,590

Noninterest income
Service fees on deposit accounts	107,307	209,477	52,862	55,433
Mortgage production related income	3,966,461	1,663,699	2,257,793	923,698
Merchant income	469,350	384,829	280,726	231,142
Income from cash value life insurance	68,905	72,583	34,356	39,056
Gain on sale of investment securities	306,094	—	255,147	—
Gain on sale of fixed assets	—	220	—	—
(Loss) on sale of OREO (and writedowns)	(905,161)	(2,891)	(701,961)	(2,501)
Other income	794,931	518,944	86,396	220,010

Total noninterest income	4,807,887	2,846,861	2,265,319	1,466,838

Noninterest expense
Salaries and wages	4,586,998	3,673,688	2,403,920	1,975,807
Employee benefits	871,780	799,853	456,789	398,645
Supplies and printing	55,761	104,916	29,553	52,649
Advertising and public relations	167,934	318,942	80,038	136,542
Professional fees	417,297	339,160	233,799	196,724
Depreciation and amortization	573,248	550,206	286,293	281,269
Occupancy	837,558	806,242	411,010	395,627
Data processing fees	409,051	636,525	206,502	450,225
Mortgage production related expenses	634,993	379,018	380,392	209,351
Merchant processing	381,186	406,182	223,917	248,505
Other operating expenses	2,987,028	1,661,621	2,055,650	852,257

Total noninterest expenses	11,922,834	9,676,353	6,767,863	5,197,601

Income (loss) before income taxes	(15,110,315)	1,899,472	(7,475,370)	523,827
Income tax (benefit) expense	(5,291,247)	679,252	(2,614,616)	187,320

Net income (loss)	$(9,819,068)	$1,220,220	$(4,860,754)	$336,507

Basic net income (loss) per common share	$(2.03)	$0.25	$(1.00)	$0.07

Diluted net income (loss) per common share	$(2.03)	$0.25	$(1.00)	$0.07

Weighted average common shares outstanding
Basic	4,845,018	4,845,018	4,845,018	4,845,018

Diluted	4,845,018	4,914,943	4,845,018	4,903,612

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data

	Three Months		Six months
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$(4,860,754)	$336,507	$(9,819,068)	$1,220,220
Average assets	709,633,062	654,199,617	700,506,237	644,435,195
Average equity	44,655,922	53,754,741	46,964,069	53,477,841
Average loans	572,382,243	548,767,543	573,559,350	537,617,439
End of period loans	558,821,631	559,913,106	558,821,631	559,913,106
End of period portfolio loans	536,855,345	553,385,016	536,855,345	553,385,016

Return on average assets	(2.75)%	0.21%	(2.83)%	0.38%
Return on average equity	(43.66)%	2.52%	(42.16)%	4.59%

Allowance for loan losses	$13,034,291	$7,646,053	$13,034,291	$7,646,053
Net charge-offs	3,075,147	441,907	10,508,360	603,563

Allowance for loan losses to total loans	2.33%	1.37%	2.33%	1.37%
Allowance for loan losses to portfolio loans	2.43%	1.38%	2.43%	1.38%

Net charge-offs to average total loans (annualized)	2.16%	0.32%	3.70%	0.23%

Total nonperforming assets as a percent of total assets	6.98%	2.30%	6.98%	2.30%
Nonperforming loans as a percent of total loans	7.81%	2.32%	7.81%	2.32%

Allowance for loan losses to nonperforming loans (coverage)	29.88%	58.80%	29.88%	58.80%

Interest rate spread	1.83%	2.73%	1.85%	2.83%
Net interest margin	2.03%	3.09%	2.08%	3.27%